Exhibit 10.3
2014 ADDITIONAL DEFINITIONS
Under
SEARS HOLDINGS CORPORATION
LONG-TERM INCENTIVE PROGRAM
SHC LTIP EBITDA:
(i) “SHC LTIP EBITDA” is defined as earnings before interest, taxes, depreciation and amortization for the Performance Period computed as operating income appearing on the Company’s statement of operations for the applicable reporting period, other than Sears Canada (referred to herein as the “Domestic Company”), adjusted for depreciation and amortization and gains/(losses) on sales of assets. In addition, it is adjusted to exclude significant litigation or claim judgments or settlements (defined as matters which are $1,000,000 or more) including the costs related thereto; the effect of purchase accounting and changes in accounting methods; gains, losses and costs associated with acquisitions, divestitures and store closures; impairment charges; domestic pension expense; costs related to restructuring activities; and the effect of any items classified as “extraordinary items” in the Company’s financial statements. If after the effective date of the 2014 LTIP, the Domestic Company acquires assets or an entity that has associated EBITDA (measured using the same principles as those described in the preceding provisions of this paragraph (i) in its last full fiscal year prior to the acquisition, of greater than or equal to $100,000,000, any EBITDA associated with such assets or entity (after its acquisition) and during the Performance Period shall be disregarded in determining EBITDA under this paragraph (i).
(ii) Adjustments to SHC LTIP EBITDA. The SHC LTIP EBITDA incentive target contemplates that the Domestic Company does not make any significant acquisitions or dispositions over the Performance Period. If, after the effective date (i.e., February 12, 2014) of the 2014 LTIP, the Domestic Company divests itself of assets or an entity that has associated EBITDA (measured using the same principles as those described in paragraph (i) above) in its last full fiscal year prior to the divestiture of greater than or equal to $100,000,000, SHC LTIP EBITDA for the Company’s fiscal year in which the divestiture occurs will be decreased by actual EBITDA of such assets or entity for the portion of such assets’ or entity’s last full fiscal year prior to the divestiture corresponding with the Company’s fiscal year (in which the divestiture occurs) remaining after the divestiture occurs; and SHC LTIP EBITDA for each of the following fiscal years of the Company, if any, in the Performance Period will be decreased by the actual EBITDA of such assets or entity for such assets’ or entity’s last full fiscal year prior to the divestiture.
BOP – “Business Operating Profit” is defined as earnings before interest, taxes, depreciation and other SHC LTIP EBITDA adjustments, if related to the business unit, which are excluded from the definition of SHC LTIP EBITDA under paragraph (i) of the preceding definition of SHC LTIP EBITDA, for each business unit of the Domestic Company that is covered by the 2014 LTIP, as reported on the Company’s domestic internal income statements derived from the vertical financial system.
Performance Period – 2014—2016 Fiscal Years (i.e., February 2, 2014 through January 28, 2017)